Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-120401, 33-50746, 33-36379, 333-00733, 333-33327, 333-75383, 333-58526, 333-67472, 333-149500, 333-149501 on Forms S-8 and 333-72034 on Form S-3 of our reports dated May 28, 2009 relating to the financial statements and financial statement schedule of Computer Sciences Corporation (the Company) and the effectiveness of the Company's internal control over financial reporting, which report relating to the financial statements includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 158, Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans – An Amendment of FASB Statement No. 87, 88, 106 and 132R on March 30, 2007 and FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 on March 31, 2007, appearing in this Annual Report on Form 10-K of the Company for the year ended April 3, 2009.

/s/ Deloitte & Touche LLP

McLean, Virginia
May 28, 2009